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                                                                     EXHIBIT 5.1



                                February 5, 2001




F.N.B. Corporation
One F.N.B. Boulevard
Hermitage, Pennsylvania 16148

Ladies and Gentlemen:

         As Corporate Counsel of F.N.B. Corporation (the "Registrant"), I am familiar with the preparation and filing of the Registrant's Registration Statement on Form S-4, as filed with the Securities and Exchange Commission on or about February 5, 2001, pursuant to which the Registrant proposes to issue up to 2,218,593 shares of its $2.00 par value common stock ("Registrant's Common Stock") to certain of the former shareholders of Citizens Community Bancorp, Inc. ("CCBI") upon its acquisition by Registrant.

         I have examined, and am familiar with, the originals or copies, certified or otherwise, of the documents, corporate records and other instruments of the Registrant relating to the proposed issuance of Registrant's Common Stock which I deem relevant and which form the basis of the opinion hereinafter set forth.

         I am of the opinion that under the laws of the Commonwealth of Pennsylvania, the jurisdiction in which the Registrant is incorporated, upon the issuance of the shares of the Registrant's Common Stock pursuant to the aforesaid Registration Statement, all such shares when so issued will be duly authorized, validly issued and outstanding, and will be fully paid and non-assessable shares of the Registrant's Common Stock, and no personal liability will attach to the holders of any of the shares of the Registrant's Common Stock.

         This opinion letter is given solely as of the date hereof and is limited to the matters expressly set forth herein. I hereby consent to the reference to me in the prospectus of the Registrant and proxy statement of CCBI constituting part of the Registration Statement and to the inclusion of this letter as an exhibit to the Registration Statement.

                                       Sincerely,

                                       /s/ Charles C. Casalnova
                                       ----------------------------
                                       Charles C. Casalnova